                                                               EXHIBIT 10.11


                                             September 25, 1998



Hutchinson Technology Incorporated
40 West Highland Park
Hutchinson, Minnesota  55350

     RE:  Master Lease Agreement dated as of December 19, 1996, as amended
          ----------------------------------------------------------------

Gentlemen:

     This will confirm the collateral understanding which has been reached between us with respect to the above-referenced Master Lease Agreement, as previously amended (the "Lease"), between General Electric Capital Corporation ("Lessor") and Hutchinson Technology Incorporated ("Lessee"). The interest of Lessor in certain Equipment Schedules executed pursuant to the Lease has been assigned to Firstar Leasing Services Corporation, U.S. Bancorp Leasing & Financial, The Fifth Third Leasing Company, The CIT Group/Equipment Financing, Citizens Leasing Corporation and Selco Service Corporation (collectively, "Assignees"). Assignees join herein to confirm their agreement to the amendments hereinafter set forth.

     In consideration of the sum of Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   The following new Paragraph (g) is added to Section V:

          "    (g)(1)  Within fifteen (15) days after the close of each of the first two fiscal periods in each fiscal quarter, Lessee will furnish a certificate of an authorized officer of Lessee confirming compliance with the financial covenant specified in
          Section XXIV(d) hereof, and (2) concurrently with each delivery of financial statements pursuant to Section V(b) hereof, Lessee will furnish a certificate of an authorized officer of Lessee confirming compliance with all of the financial covenants specified in Section XXIV hereof, in all cases including all calculations required to substantiate such compliance."



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Hutchinson Technology Incorporated
September 25, 1998
Page 2


     2.   Section XXIV of the Lease is amended by deleting Paragraph (a) through
(c) and substituting in lieu thereof the following:

          "    (a)  maintain, as at the last day of each fiscal quarter
          beginning with the first quarter of fiscal year 1999, a Leverage Ratio of not more than .55:1.0;

               (b) maintain, as at the last day of each specified fiscal quarter, a ratio of (1) earnings before Interest Expense, taxes, depreciation and amortization for the most recently ended twelve
          (12) month period, to (2) Interest Expense for the most recently ended twelve (12) month period, of not less than the following amount specified for such fiscal quarter:



               Fiscal Quarter      Ratio
               --------------      -----
               Q1    1999          0.20:1.00
               Q2    1999          1.70:1.00
               Q3    1999          2.90:1.00
               Q4    1999          4.80:1.00
               thereafter          .80:1.00;

               (c) maintain, as of the last day of each specified fiscal quarter, a Fixed Charge Coverage Ratio of not less than the following amount specified for such fiscal quarter:

               Fiscal Quarter      Ratio
               --------------      -----
               Q1    1999           .60:1.00
               Q2    1999          1.00:1.00
               Q3    1999          1.40:1.00
               Q4    1999          1.90:1.00
               thereafter          1.90:1.00; and

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Hutchinson Technology Incorporated
September 25, 1998
Page 3

               (d) maintain in the aggregate, as of the last day of each fiscal period during each specified fiscal quarter, a minimum cash or Cash Equivalents and/or availability under a line of credit or availability from other sources of not less than the following amount, specified for such fiscal quarter:



               Fiscal Quarter      Amount
               --------------      ------
               Q1    1999          $25,000,000
               thereafter          $35,000,000

          As used herein, "Cash Equivalents" means (i) readily marketable securities issued by the United States of America, (ii) readily marketable commercial paper rated A-2 or better by Standard & Poors Corporation (or similar rating by any similar organization which rates commercial paper), (iii) certificates of deposit or bankers' acceptances issued by commercial banks of recognized standing operating in the United States of America, each having assets in excess of $250,000,000.00, (iv) tax exempt obligations long-term rated at least an A by Standard & Poor's and at least rated A-1 by Standard & Poor's for short-term, and (v) Corporate Debt Securities rated at least A by Standard & Poor's."

     3. Section XXIV of the Lease is further amended by deleting the definition of "Interest Expense" therein, and substituting in lieu thereof the following::

     "INTEREST EXPENSE" means, for any period of determination, all interest (without duplication), whether paid in cash or accrued as a liability, on Indebtedness of the Lessee and its Subsidiaries on a consolidated basis during such period (including imputed interest on Capitalized Lease Obligations)."

     4. On the date of actual execution of this letter amendment by all parties hereto, Lessee shall prepay Rent to Lessor, in the aggregate amount of $2,259,569.31, which prepayment of Rent shall be applied by Lessor upon receipt and credited as follows: (a) on the last day of the first fiscal quarter of Lessee's fiscal year 2000 following satisfaction by Lessee of the financial covenants specified in Section XXIV of the Lease in each fiscal quarter of Lessee's fiscal year 1999, and provided that no Default or event which, with the giving of notice or the lapse of time, or both, would become a Default has then occurred and is continuing under the Lease, such prepayment shall be credited in prepayment of the quarterly installment of Rent

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Hutchinson Technology Incorporated
September 25, 1998
Page 4


otherwise due under the Lease on such date, or (b) if a default occurs under the Lease or the conditions specified in clause (a) above are not satisfied, the amount paid by Lessee to Lessor pursuant to this Section 4 shall be credited in prepayment of the final installment of Rent otherwise becoming due under the Lease.

     5. Concurrently with the execution hereof, Lessee shall pay to Lessor a fee in the amount of $244,863.57 (calculated as one-half of one percent of the outstanding lease receivables due under the Lease as of September 30, 1998).

     6.   RELEASE OF CLAIMS BY LESSEE.   The Lessee represents and warrants that
Lessee is not aware of any claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against Lessor, its direct or indirect parent corporation or any direct or indirect affiliates of such parent corporation, or any of their respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, "Lessor Parties") that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event (as defined below). As in inducement to Lessor to enter into this Amendment, Lessee, and its successors and assigns hereby knowingly and voluntarily release and discharge all Lessor Parties from any and all Claims, known to Lessee, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event, other than obligations of the Lessor Parties under the Master Lease Agreement. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, known to Lessee, which occurred, existed, was taken, permitted or begun at any time prior to the date of this Amendment or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Lease or any documents executed in connection with the Lease or which was related to or connect in any manner, directly or indirectly to the Lease and all Schedules thereto.

     7. Except as expressly set forth herein, the terms and conditions of the Lease remain unmodified and in full force and effect.

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Hutchinson Technology Incorporated
September 25, 1998
Page 5



     If the foregoing accurately sets forth our understanding with respect to the subject matter hereof, please sign and return the enclosed copy of this letter and it will constitute an amendment of the Lease pursuant to Section XX (f) thereof.


               GENERAL ELECTRIC CAPITAL
               CORPORATION


               By:  /s/ Timothy B. Perusek
                   -------------------------------
               Name:  Timothy B. Perusek
                     -----------------------------
               Title:  Vice President
                      ----------------------------

               FIRSTAR LEASING SERVICES
               CORPORATION


               By:  /s/   Jay Buechler
                   -------------------------------
               Name:    Jay Buechler
                      ----------------------------
               Title:  Assistant Vice-President
                       ---------------------------

               U.S. BANCORP LEASING
               & FINANCIAL


               By:   /s/ Clifford Swan
                   -------------------------------
               Name:    Clifford Swan
                      ----------------------------
               Title:  Vice-President
                      ----------------------------


               THE FIFTH THIRD LEASING
               COMPANY


               By:  /s/ David A. Merrill
                   -------------------------------
               Name:    David A. Merrill
                     -----------------------------
               Title:  Vice-President
                      ----------------------------

Hutchinson Technology Incorporated
September 25, 1998
Page 6



               SELCO SERVICE CORPORATION


               By:  /s/ Daniel L. Bailey
                   -------------------------------------
               Name:  Daniel L. Bailey
                     -----------------------------------
               Title:  Vice President
                      ----------------------------------


               THE CIT GROUP/EQUIPMENT
               FINANCING


               By:  /s/  Ben Boesch
                   --------------------------------------
               Name:       Ben Boesch
                   --------------------------------------
               Title: Senior Credit/Operations Manager
                      -----------------------------------


               CITIZENS LEASING CORPORATION


               By:  /s/ John M. Young
                   --------------------------------------
               Name:  John M. Young
                      -----------------------------------
               Title:      Vice President
                      -----------------------------------


AGREED:

HUTCHINSON TECHNOLOGY INCORPORATED

By:  /s/ John A. Ingleman
   -----------------------------
Name:  John A. Ingleman
     ---------------------------
Title: Chief Financial Officer
       -------------------------








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